UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2023

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Energy and Water Development Corp.

(Exact name of registrant as specified in its charter)

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Florida	000-56030	30-0781375
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7901 4th St. N, Suite 4174

St. Petersburg, FL 33702

 (Address of Principal Executive Office) (Zip Code)

305-517-7330

(Registrant’s telephone number, including area code)

 (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Engagement of Chief Financial Officer

On January 30, 2023, Energy and Water Development Corp. (the “Company”) executed an engagement letter (the “Engagement Letter”) with AOB Accounting and Consultancy Services Company Limited pursuant to which Mr. Amedeo Montonati, age 30, will provide services to the Company as its Chief Financial Officer.

Prior to taking this position with the Company, Mr. Montonati was a Senior Administrative Consultant at Hawksford Group in Hong Kong from 2018 to 2021 and since then has served as an associate director at AOGB Professional Services Group and as Interim CFO at Brera Holdings PLC. Mr. Montonati holds an MBA from University of South Australia, Hong Kong.

The Engagement Letter has an initial term of six months that can be extended by mutual agreement of the parties. The Engagement Letter sets forth the material terms and conditions of his engagement, including compensation. Additionally, the Engagement Letter includes certain restrictive covenants that generally prohibit him from disclosing information that is confidential to the Company.

The foregoing description of the Engagement Letter contained herein does not purport to be complete and is qualified in its entirety by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Engagement Letter entered into as of January 30, 2023 by and between AOB Accounting and Consultancy Services Company Limited and Energy and Water Development Corp.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy and Water Development Corp.

Dated: February 1, 2023	By:	/s/ Irma Velazquez
	Name: Title:	Irma Velazquez Chief Executive Officer